UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2023

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1555 Blake Street, Unit 502
Denver, CO 80216

(Address of principal executive offices, including Zip Code)

Registrant's telephone ‐‐number, including area code: (303) 862-9000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the 9+8Erovisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On August 2, 2019 the Company borrowed $4,000,000 from an unrelated third party. The loan bears interest at the rate of 11% per year, was due and payable on August 2, 2022 and is secured by a first lien on Building 1 at the Company’s Massachusetts Cannabis Center.

On December 9, 2020 the loan was increased by $500,000 and the maturity date of the loan was extended to August 1, 2023. On July 31, 2023 the maturity date of the loan was extended to December 1, 2023.

On November 30, 2023 the maturity date of the loan was extended to January 31, 2024.

Item 9.01	Financial Statements and Exhibits

Number	Description

10.17	Loan Modification Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2023

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer